Exhibit 99.1

Raser Technologies, Inc. files Lawsuit against Amp Resources

PROVO, UT, August 29, 2006 – Raser Technologies, Inc. (NYSE Arca: RZ, “Raser”) an energy technology company that develops advanced electric motor, controller and related technologies, today announced the filing of a complaint against Amp Resources, LLC (“Amp Resources”), Amp Capital Partners, LLC, and the Managing Partner of Amp Capital Partners, LLC in the Third Judicial District Court, Salt Lake County, Utah. The complaint arises out of the January 19, 2006 Acquisition Agreement, under which Raser and AMP Resources agreed that Raser would acquire AMP Resources through a merger. Raser had intended, through the merger, to enter into the renewable power generation market through the use of AMP Resource’s technology and to acquire four geothermal power generation facilities owned by AMP Resources.

Raser alleges in the complaint that after entering into the Acquisition Agreement and receiving loans of approximately $5.6 million from Raser, the defendants intentionally interfered with the merger through various breaches that prevented Raser from obtaining the financing contemplated by the Acquisition Agreement. Raser also alleges that defendants fraudulently induced Raser into the Acquisition Agreement with false representations about the status of AMP Resources’ geothermal power generation facilities.

The complaint contains four claims for relief for (1) breach of the January 19, 2006 Acquisition Agreement, (2) breach of the covenant of good faith and fair dealing implied in the Acquisition Agreement, (3) fraud, and (4) tortuous interference with economic relations. Raser seeks to recover damages for the transaction costs it incurred in pursuing the merger, the lost benefit of its bargain resulting from the failed acquisition, and other consequential damages.

“Since Amp notified us in mid-June of their intention to terminate the agreement, we have worked extensively to resolve the disputes between the parties through alternative solutions,” said Raser Chief Executive Officer Brent M. Cook. “After exploring all possible alternatives, we have concluded that legal action is the best course of action for Raser at this time.”

“We continued to make progress on our three-pronged strategy to commercialize our Symetron™ technology in the transportation, power generation, and industrial markets,” said Raser President Patrick Schwartz. “We have developed and tested an alternator that we believe can produce up to 56% more electrical current than a conventional design, and discussions have begun with potential customers for licensing of this technology. We have also developed an integrated starter alternator (ISA) that we expect to test at a customer site in the current quarter. We believe that there are a variety of attractive industrial opportunities for the SymetronTM technologies, and we will be prioritizing these markets and applications in the coming months.”

About Raser Technologies

Formed in 2003, Raser Technologies believes that its pending patents and proprietary intellectual property cover breakthrough technologies. Raser’s SymetronTM technologies efficiently harness electrical energy in electric motor, controller, alternator and generator technologies. Application of SymetronTM generally requires simple changes to existing products, but can yield significant increases in power, performance and efficiency without the use of exotic materials. Further information on Raser Technologies, Inc. may be found at: www.rasertech.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements regarding the following: whether the allegations in our complaint will ultimately be accepted by a court; whether Raser will prevail in the lawsuit, any counterclaims filed by the defendants, or any attempt to settle any of the foregoing on terms acceptable to us; the validity of Amp’s purported termination of the acquisition agreement and our rights related thereto; the performance, market applicability and market acceptance of our products, including our alternator, ISA and HVAC motor technologies; our beliefs about the performance capabilities of our technologies; our ability to commercially license our technology; and our beliefs regarding our research and development efforts.

These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ, including without limitation:

1. Risks related to the Amp acquisition, discussions and lawsuit. The lawsuit we have filed against Amp and the other defendants will likely be very costly and consume substantial management time. This cost, which may vary from quarter to quarter and may exceed our revenue in any given quarter, or the distraction of our management from other elements of our business, could harm our business, financial condition and operating results. Litigation is by nature uncertain and can produce negative results, including one or more successful counterclaims by the defendants. In any such counterclaim the defendants may seek damages or other remedies that, if recovered or awarded, would have a material adverse effect on our business, financial condition and operating results. There can be no assurance that our allegations in the complaint will ultimately be accepted by a court, or that we will prevail in the lawsuit, any counterclaims filed by the defendants, or any attempt to settle any of the foregoing on terms acceptable to us. We are not seeking specific performance of the acquisition agreement, which means that any ultimate litigation award would take the form of damage, and any ultimate settlement would likely not involve our acquisition of the Amp business as originally intended. Accordingly, even if we arrive at a litigation outcome that we believe is acceptable, we will likely never to achieve the full benefits, including those discussed above, that we had hoped to achieve from the planned Amp acquisition. This may be the case because any ultimate litigation award or settlement does not provide us with benefits comparable to those we hoped to achieve from the acquisition, because Amp’s assets and business (even if ultimately acquired) are not as valuable as originally represented to us, because their value (even if ultimately acquired) has deteriorated over time as our discussions with Amp have continued, or for other reasons. Until the litigation with Amp Resources and the other defendants is resolved we will face substantial uncertainty, which may cause our stock price to continue to experience substantial volatility. We are currently reevaluating our growth strategy in light of the fact that we are now unlikely to complete the Amp acquisition as planned. Our business may suffer, and our stock price may decline, if we are unable to effectively formulate, communicate and execute on a revised growth strategy in a satisfactory time frame. Further, our business may be harmed to the extent that potential customers, suppliers and others believe that we cannot effectively compete in the marketplace without consummating a transaction with Amp Resources.

Finally, our decision to file a lawsuit against Amp may increase the possibility that we will be unable to collect the $5.6 million in outstanding debt owed to us by Amp. We will re-evaluate whether to write down or write off the value of this loan when we prepare our financial statements for the quarter ending September 20, 2006. Any write off of the Amp loan would result in a substantial operating expense, which would materially and adversely affect our financial condition as well as our operating results for the quarter.

2. Risks Related to Other Matters. We face risks related to the competitive environment and our ability to compete in the ISA, alternator and power generation industries; our inability to achieve commercial acceptance of our technology; the strength of our patent and pending patents and other intellectual property and those of our competitors; our inability to protect our intellectual property; our inability to attract, train and retain key personnel; and such other risks as identified in our quarterly report on Form 10-Q for the quarter ended June 30, 2006, as filed with the Securities and Exchange Commission, and all subsequent filings, which contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward-looking statements.

All forward-looking statements in this press release are based on information available to us as of the date hereof, and we undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Contact Information:

Contact:

Raser Technologies, Inc.

Investor Relations

investorrelations@rasertech.com

or

General Counsel

Jonathan Reid, 801-765-1200